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                                                                     Exhibit 4.1


                                             WARRANT NO. _______________________


WARRANT TO PURCHASE ___________ SHARES OF COMMON STOCK


                       WARRANT TO PURCHASE COMMON STOCK
                                      OF
                       DENTAL SERVICES OF AMERICA, INC.


          THIS CERTIFIES THAT, for value received, ________________________________________________________________, or any
subsequent holder hereof, has the right to purchase from Dental Services of America, Inc. (the "Company"), subject to certain adjustments herein set forth, the number of fully paid and non-assessable shares of the Company's Common Stock, $.001 par value (the "Shares") set forth above.

          This Warrant is exercisable at any time on or prior to June 29, 1997, at the exercise price of $.50 per Share.

          The holder of this Warrant agrees with the Company that this Warrant is issued and all rights hereunder shall be held subject to all of the conditions, limitations and provisions set forth herein.

          1.  Assignment and Registration.  Subject to the provisions of this
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Warrant, this Warrant may be transferred on the books of the Company, wholly or in part, in person or by attorney, upon surrender of this Warrant properly endorsed, with signature guaranteed and upon the Company's determination that such transfer may be effected in compliance with the Securities Act of 1933 and state blue sky laws. Each holder hereof consents and agrees that the Company may treat the person in whose name this Warrant is registered on the books of the Company as the absolute owner hereof for all purposes and that the Company shall not be affected by any notice to the contrary.

          2.  Exercise.
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              (a) This Warrant may be exercised as to all or any lesser number of Shares covered hereby upon the surrender of this Warrant, with the Subscription Form attached hereto duly completed and executed, together with the full purchase price in cash, or by certified or official bank check payable in United States Funds, for each Share of the Company as to which this Warrant is exercised, at the principal office of the Company, or at such other office or agency as the Company may designate, on or before the expiration date of this Warrant (such surrender and payment being hereinafter called the "exercise of this Warrant"). As soon as practicable after the exercise of this Warrant, the holder hereof shall be entitled to receive a certificate or certificates for the number of Shares purchased upon such exercise and a new Warrant or Warrants representing any unexercised
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portion of this Warrant.  This Warrant shall be cancelled upon such exercise.
Each person in whose name any certificate for Shares is issued shall, for all purposes, be deemed to have become the holder of record of such Shares at the close of business on the date of exercise of this Warrant, irrespective of the date of delivery of such certificates, except that if the transfer books of the Company are closed on such date, such person shall be deemed to have become the holder of record of such Shares at the close of business on the next succeeding date on which the transfer books are open. Nothing in this Warrant shall be construed as conferring upon the holder hereof any rights as a shareholder of the Company.

          3.  Anti-Dilution Adjustments.
              -------------------------

              (a) In case the Company shall at any time prior to the exercise of this Warrant declare a dividend or any distribution payable in any class of the Company's Shares now outstanding or to be outstanding to which the exercise of this Warrant pertains, then the holder hereof, upon the exercise of this Warrant after the record date for the determination of holders of Shares entitled to receive such dividend or distribution, shall be entitled to receive upon exercise of this Warrant, in addition to the number of Shares as to which this Warrant is exercised, such additional Shares, as such holder would have received had this Warrant been exercised immediately prior to such record date.

              (b) In case the Company shall at any time prior to the exercise of this Warrant effect a recapitalization or reclassification of such character that the Shares shall be changed into or become exchangeable for a larger or smaller number of Shares, then upon the effective date thereof, the number of Shares which the holder hereof shall be entitled to purchase upon exercise of this Warrant shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of Shares by reason of such recapitalization or reclassification, and the Purchase Price Per Share of such recapitalized or reclassified Shares shall, in the case of an increase in the number of Shares, be proportionately decreased and in the case of a decrease in the number of Shares, be proportionately increased.

              (c) In case the Company shall at any time prior to the exercise of this Warrant issue or sell any Shares or any other securities convertible into Shares or any options or warrants to purchase Shares (except as provided in subsection (a) or (b) of this Paragraph 3 or pursuant to incentive compensation plans or options to officers or employees) for a consideration per Share less than the Purchase Price Per Share immediately prior to such issue or sale, then forthwith upon such issue or sale the Purchase Price Per Share (until another such issue or sale) shall be reduced to a price (calculated to the nearest full cent) determined by dividing (i) an amount equal to the sum of (A) the product obtained by multiplying (x) the total number of Shares outstanding immediately prior to such issue or sale, by (y) the Purchase Price Per Share in effect immediately prior to such issue or sale plus (B) the aggregate amount of any consideration in connection with such issue or sale, by (ii) the

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total number of Shares outstanding immediately after such issue or sale.
Simultaneously with such reduction in the Purchase Price Per Share, the number of Shares issuable upon exercise of this Warrant shall be increased (to the nearest full Share) to the number obtained by multiplying the Purchase Price Per Share in effect immediately prior to such reduction by the number of Shares then issuable upon exercise of this Warrant and dividing the product so obtained by the reduced Purchase Price Per Share. For purposes of this subsection 3(c), the consideration in connection with any such issue or sale shall be the initial offering price for the sale of such shares or other securities, options or warrants before deducting therefrom any commissions or other expenses paid or incurred by the Company in connection with the issue or sale of such securities, options or warrants plus any additional cash receivable by the Company on conversion or exercise of such other securities, options or warrants, except that in the event that any portion of such consideration is a consideration other than cash, the amount of such consideration other than cash shall be the value thereof as determined in good faith by the Board of Directors of the Company. In the event that the conversion price or exercise price of any securities convertible into Shares or options or warrants to purchase Shares is not specified at the time of the issue or sale of such securities, options or warrants, the amount thereof, for purposes only of this subsection 3(c), shall be as determined in good faith by the Board of Directors of the Company. In the event of the issuance or sale by the Company of any securities convertible into Shares or any options or warrants to purchase Shares (except as provided in subsection (a) or (b) of this Paragraph 3 or pursuant to incentive compensation plans or options to officers or employees) the Company shall be deemed to have issued the maximum number of Shares into which such convertible securities may be converted or the maximum number of Shares deliverable upon the exercise of such options or warrants, as the case may be. On the expiration of such options or warrants or the termination of such right to convert, the Purchase Price Per Share shall be readjusted based upon the number of Shares actually delivered upon the exercise of such options or warrants or upon the conversion of such securities. Except as provided in the next preceding sentence, no further adjustment of the Purchase Price Per Share shall be made as a result of the actual issuance of Shares upon the exercise of such options or warrants or the conversion of such securities.

              (d) In case the Company shall at any time prior to the exercise of this Warrant consolidate or merge with any other corporation or transfer all or substantially all of its assets to any other corporation preparatory to a dissolution, then the Company shall, as a condition precedent to such transaction, cause effective provision to be made so that the holder hereof upon the exercise of this Warrant after the effective date of such transaction shall be entitled to receive the kind and amount of shares, evidences of indebtedness and/or other securities or property receivable on such transaction by a holder of the number of Shares as to which this Warrant was exercisable immediately prior to such transaction (without giving effect to any restriction upon such exercise); and, in any such case, appropriate provision shall be made with respect to the rights and interests of the holder hereof to the end that the provisions of this Warrant shall thereafter be applicable (as

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nearly as may be practicable) with respect to any Shares, evidences of indebtedness or other securities or assets thereafter deliverable upon exercise of this Warrant.

              (e) The term "Purchase Price Per Share" as used in this Paragraph 3 shall mean the price specified in this Warrant until the occurrence of an event stated in subsection (b) or (c) of this Paragraph 3 and thereafter shall mean said price as adjusted from time to time in accordance with the provisions of said subsections. No such adjustment shall be made unless such adjustment would change the then Purchaser Price Per Share by $.005 or more; provided, however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the then Purchase Price Per Share by $.005 or more. No adjustment made pursuant to any provision of this Paragraph 3 shall have the effect of increasing the total consideration payable upon exercise of this Warrant in respect of all the Shares purchasable hereunder.

              (f) Whenever the number of Shares or other types of securities or assets purchasable under this Warrant shall be adjusted as provided in this Paragraph 3, the Company shall forthwith obtain and file with its corporate records a certificate or letter from a firm of independent public accountants of recognized standing setting forth the computation and the adjusted number of Shares or other securities or assets purchasable hereunder resulting from such adjustments, and a copy of such certificate or letter shall be mailed to the holder hereof. Any such certificate or letter shall be conclusive evidence as to the correctness of the adjustment or adjustments referred to therein and shall be available for inspection by the holder of this Warrant on any day during normal business hours.

              (g) In the event that at any time, as a result of an adjustment made pursuant to this Paragraph 3, the holder of this Warrant shall become entitled to purchase upon exercise of this Warrant, shares, evidences of indebtedness or other securities or assets (other than Shares) then, wherever appropriate, all references herein to Shares shall be deemed to refer to and include such shares, evidences of indebtedness or other securities or assets; and thereafter the number of such shares, evidences of indebtedness or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Paragraph 3.

          4.  Fractional Interests.  The Company shall not be required to issue
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a fraction of a Share on the exercise of this Warrant.  If any fraction of a
Share would be issuable on such exercise except for the provisions of this Paragraph 4, the Company shall, in lieu thereof, pay to the holder hereof an amount equal to the current value of such fraction computed (a) if the Shares shall then be listed or admitted to trading on any national securities exchange, on the basis of the last reported sale price of the Shares on such exchange prior to the date of exercise, (b) if the Shares shall not then be so listed or admitted, on the basis of the average of the high and low bid prices of the Shares in the

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over-the-counter market, as reported by NASDAQ or any successor thereto, on the last business day prior to the date of exercise, or (c) if there is no market for the Shares, the fair market value as determined in good faith by the Company's Board of Directors.

          5.  Notices to Warrantholder.  If, at any time prior to the expiration
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or exercise of this Warrant, any of the following events shall occur:

              (a) the Company shall declare any dividend payable in securities upon its Shares or make any distribution (other than a cash dividend payable out of earned surplus) to the holders of its Shares; or

              (b) the Company shall offer to the holders of its Shares any additional shares of the Company or securities convertible into shares of the Company or any right to subscribe therefor; or

              (c) a dissolution, liquidation or winding-up of the Company (other than in connection with a consolidation or merger) or a transfer of all or substantially all of its assets shall be proposed, then in any one or more of said events, the Company shall give to the holder of this Warrant, by first-class mail, postage prepaid, at the address of such holder as shown on the books of the Company, not less than twenty (20) days' prior notice of the date on which:

                  (i) The books of the Company shall be closed or a record taken for determination of the shareholders entitled to such dividend, distribution or subscription rights; or

                  (ii) the books of the Company shall be closed or record taken for determination of the shareholders entitled to vote on such proposed dissolution, liquidation, winding-up or transfer.

          6.  Reservation of Shares.  The Company shall at all times reserve for
              ---------------------
issuance such number of authorized and unissued Shares (or other securities substituted therefor as hereinabove provided) as shall be sufficient for exercise of the Warrants.

          7.  Redemption.
              ----------

              (a) The Company shall have the right to redeem all or, on a pro rata basis, a portion of the Warrants outstanding at any time and from time to time. Upon such redemption, the Company shall pay to each Warrant holder a redemption price of $.01 per Share purchasable upon the exercise of a Warrant.

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              (b) To exercise its rights to redeem any Warrant, the Company shall give to each Warrant holder whose Warrants are to be redeemed, at least thirty (30) days prior to the date set for redemption (the "Redemption Date"), a written notice (the "Redemption Notice") indicating (i) that the Company has elected to redeem the number of Warrants specified in the Redemption Notice,
(ii) the mechanism by which such redemption will be made, (iii) that such Warrants may be exercised according to their terms at any time prior to the Redemption Date, and (iv) that all Warrants which are to be redeemed and which are not exercised before the Redemption Date shall thereafter cease to be exercisable and shall be redeemed and cancelled.

          8.  Benefits of this Warrant. Nothing in this Warrant shall be
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construed to confer upon any person other than the Company and the holder of this Warrant any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and the holder of this Warrant.

          9.  Applicable Law.  This Warrant is issued under and shall for all
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purposes be governed by and construed in accordance with the laws of the State of Delaware.

          This Warrant is binding upon the Company and its successors and assigns.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed, sealed and delivered in its name by its duly authorized officers.


          DATED: _________ day of _______________________________, 199______.



                               DENTAL SERVICES OF AMERICA, INC.



                               By:__________________________________________
                                                President

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